EXHIBIT 10.4

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made effective as of this 10th day of July, 2012 (the “Effective Date”), among OCTOBER CORPORATION, a Maine nonprofit corporation (the “Landlord”), and IBERDROLA USA MANAGEMENT CORPORATION, a Delaware corporation (the “Tenant”), and, for the purpose set forth in the joinder hereto, IBERDROLA USA, INC., a New York corporation (“Guarantor”).

WHEREAS, pursuant to a Lease dated July 7, 2003 (the “Lease”), Landlord leased to Energy East Management Corporation, a Delaware corporation, 60,913 square feet of rentable area (the “Leased Premises”), being all of the buildings known as Durham Hall and Freeport Hall, located at 52 Farm View Drive and 70 Farm View Drive, respectively (individually, a “Building” and collectively, the “Buildings”), in the development known as Pineland and located in New Gloucester, Maine, all as more fully described in the Lease; and

WHEREAS, the Lease was guaranteed by Energy East Corporation, a New York corporation, pursuant to a Guaranty dated July 7, 2003 (the “Guaranty”); and

WHEREAS, Energy East Corporation changed its name to Iberdrola USA, Inc. on November 30, 2009; and

WHEREAS, also on November 30, 2009, Energy East Management Corporation changed its name to Iberdrola USA Management Corporation; and

WHEREAS, on January 1, 2010, Iberdrola USA Management Corporation merged with Utility Shared Services Corporation, a Delaware corporation, and, pursuant to such merger, Utility Shared Services Corporation was the surviving corporation and succeeded to the interest of Energy East Management Corporation as the Tenant under the Lease; and

WHEREAS, also on January 1, 2010, Utility Shared Services Corporation changed its name to Iberdrola USA Management Corporation; and

WHEREAS, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties agree as follows:

1. Amended Lease Term. The Lease Term is hereby amended such that it is extended for a period of sixty (60) calendar months from the Effective Date of this Amendment, plus the partial calendar month during which the Effective Date of this Amendment occurs if the Effective Date of this Amendment is other than the first day of a calendar month (the period from the Effective Date of this Amendment through the end of said 60-calendar month period being referred to herein as the “Amended Lease Term”), subject to adjustment and earlier termination as provided in the Lease, as amended herein. The Amended Lease Term shall be on the same terms and conditions as are set forth in the Lease, as amended herein, and the phrase “Lease Term” or “Term,” as used in the Lease, shall be deemed to include the Amended Lease Term and, if applicable, the Renewal Term (as defined in this Amendment).

2. Early Termination Right

(a) Provided that Tenant is not in default of the Lease beyond applicable notice and/or cure periods, Tenant shall have the one-time right either to terminate the Lease in its entirety or to terminate the Lease in part with respect to the entirety of either of the Buildings effective as of the last day of the thirty-sixth (36th) full calendar month of the Amended Lease Term (the “Early Termination Date”). In order to exercise such termination right, Tenant shall give written notice of termination (an “Early Termination Notice”) at least twelve (12) months prior to the Early Termination Date, which Early Termination Notice shall be accompanied by payment to Landlord of an early termination fee (the “Early Termination Fee”) as follows:

(i) in the event that Tenant gives an Early Termination Notice with respect to the entirety of the Leased Premises, the Early Termination Fee shall be $125,000.00;

(ii) in the event that Tenant gives an Early Termination Notice with respect to Freeport Hall, the Early Termination Fee shall be $70,000.00; and

(iii) in the event that Tenant gives an Early Termination Notice with respect to Durham Hall, the Early Termination Fee shall be $60,000.00.

(b) In the event that Tenant gives a timely Early Termination Notice with respect to the entirety of the Leased Premises and timely pays to Landlord the applicable Early Termination Fee, the Lease Term shall terminate as of the Early Termination Date, subject to adjustment and earlier termination as provided in the Lease.

(c) In the event that Tenant gives a timely Early Termination Notice with respect to Freeport Hall or with respect to Durham Hall, but not both, and timely pays to Landlord the applicable Early Termination Fee, then:

(i) Tenant shall vacate the Building with respect to which Tenant gave the Early Termination Notice and paid the Early Termination Fee on or prior to the Early Termination Date and shall surrender such Building to Landlord on the Early Termination Date in the same condition as Tenant is required to maintain the same during the Lease Term, free of all of Tenant’s personal property, “broom clean” and otherwise in accordance with the provisions of the Lease, and Tenant’s leasehold interest in and to such Building shall terminate on the Early Termination Date;

(ii) effective as of the Early Termination Date, Tenant’s non-revocable license to use parking spaces during the Lease Term pursuant to Section 35 of the Lease shall be changed from “up to 200 parking spaces” to (a) in the event that the Early Termination Notice is given with respect to Freeport Hall, “up to 90 parking spaces”; and (b) in the event that the Early Termination Notice is given with respect to Durham Hall, “up to 110 spaces”;

(iii) from and after the Early Termination Date, the Lease, as amended herein, shall remain in full force and effect with respect to the remainder of the Leased Premises, which shall thereafter be deemed to constitute the “Leased Premises” and the

“Building” for purposes of the Lease, and all references in the Lease to the term “Buildings” shall, with respect to periods after the Early Termination Date, be construed to mean the “Building”; and

(iv) effective as of the Early Termination Date, Tenant’s monthly installments of Base Rent shall be ratably adjusted by multiplying the applicable annual base rental rate by the number of square feet of rentable area remaining in the Leased Premises, Tenant’s Proportionate Building Share shall remain 100%, and Tenant’s Proportionate Pineland Share shall be recalculated by dividing (i) the number of square feet of rentable area remaining in the Leased Premises by (ii) the total 262,252 square feet of rentable area in Pineland (it being agreed that Freeport Hall shall be deemed to contain 33,326 square feet of rentable area and that Durham Hall shall be deemed to contain 27,587 square feet of rentable area).

(d) In the event that Tenant does not give Landlord a timely Early Termination Notice or in the event that Tenant does not timely pay to Landlord the applicable Early Termination Fee as provided in this Section 2, Tenant’s right to terminate the Lease in its entirety and Tenant’s right to terminate the Lease in part with respect to either of the Buildings as set forth in this Section 2 shall be void. Tenant acknowledges and agrees that Tenant declined to exercise its termination right under Section 38 of the Lease and that such termination right has been waived.

3. Base Rent for Amended Lease Term. The Base Rent payable by Tenant for the Amended Lease Term shall be at a rate per square foot of rentable area (“RSF”) per year, payable in monthly installments, as follows, and otherwise payable in accordance with the terms of the Lease:

Period	Annual Base Rental Rate	Monthly Installment
Amended Lease Term (Effective Date of this Amendment through 60th full calendar month)	$12.54 per RSF	$63,654.09

4. Base Year. During the Amended Lease Term, the Base Year for Common Area Maintenance Expenses shall be 2012.

5. Option to Extend Lease Term. Provided that Tenant (a) is not in default of the Lease, as amended herein, beyond applicable notice and/or cure periods; and (b) has neither sublet nor assigned any interest in the Lease or in the Leased Premises or any part thereof to any party regardless of whether permitted as of right or consented to by Landlord, Tenant shall have the option to extend the Lease Term for one (1) 3-year period (the “Renewal Term”), upon the same terms and conditions as are applicable during the Lease Term except that the Base Rent for the Renewal Term shall be in an amount to be mutually agreed upon by Landlord and Tenant at the time Tenant gives notice of its exercise of such option and except that Tenant shall have no further renewal rights unless otherwise agreed in writing by the parties. Notice of Tenant’s exercise of this option to extend the Lease Term for the Renewal Term must be sent to and received by Landlord at least twelve (12) months prior to the expiration of the Amended Lease Term but not more than eighteen (18) months prior to the expiration of the Amended Lease Term. If Tenant fails to give Landlord said notice within the time provided in this Section or in the event that Landlord and Tenant are unable to agree upon the amount of the Base Rent for the Renewal Term, such option shall automatically become null and void.

6. Confirmation of Corporate Succession. Tenant represents that it is the successor by merger to Energy East Management Corporation (also known as Iberdrola USA Management Corporation prior to its merger with and into Utility Shared Services Corporation) and further represents that it is a wholly-owned subsidiary of Iberdrola USA, Inc., a New York corporation formerly known as Energy East Corporation.

7. Acknowledgments Regarding Leased Premises. Tenant acknowledges and agrees that Tenant has accepted the Leased Premises and is leasing the same in their current “as is” condition.

8. Surrender. Tenant shall vacate and surrender the Leased Premises to Landlord at the expiration or sooner termination of the Lease Term and the Leased Premises shall then be in the same condition as Tenant is required to maintain the same during the Lease Term, free of all of Tenant’s personal property, “broom clean,” and otherwise in accordance with the provisions of the Lease.

9. Brokerage. Tenant represents that Tenant has not engaged or otherwise had any dealings with any real estate brokers other than CB Richard Ellis - The Boulos Company in connection with the negotiation of this Amendment.

10. Capitalized Terms. Capitalized terms that are used but not defined in this Amendment shall have the meaning ascribed to such terms in the Lease.

11. Ratification. The Lease, as amended herein, remains in full force and effect and is hereby ratified and confirmed.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (but the foregoing shall not be construed as consent on the part of Landlord to any assignment by Tenant of the Lease, as amended herein).

13. Binding Effect; Construction. This Amendment shall not be effective unless and until it is executed and delivered by both Landlord and Tenant and the Joinder of Guarantor set forth below has been executed and delivered by Guarantor. Words of any gender used in this Amendment shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. This Amendment shall be governed by and construed in accordance with the laws of the State of Maine, without regard or reference to conflicts of law principles.

14. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their duly authorized undersigned representatives as of the day and year first written above.

WITNESS:	LANDLORD:
OCTOBER CORPORATION

/s/ Jere G. Michelson	By:	/s/ Craig N. Denekas
Craig N. Denekas
Its President

TENANT:
IBERDROLA USA MANAGEMENT CORPORATION

/s/ Anna M. Sabers	By:	/s/ Franklyn D. Reynolds
Printed Name: Franklyn D. Reynolds
Its: VP – General Services

JOINDER OF GUARANTOR

IBERDROLA USA, INC. (FORMERLY KNOWN AS ENERGY EAST CORPORATION) (“Guarantor”) hereby joins in this Amendment for the purposes of agreeing and confirming that the Guaranty remains in full force and effect with respect to the Lease, as amended herein, and that Guarantor continues to unconditionally and irrevocably guarantee that all sums, actual or contingent, stated in the Lease, as amended herein, to be payable by the Tenant thereunder, during the Lease Term (as extended hereunder, including the Renewal Term if applicable) will be promptly paid in full when due, in accordance with the provisions thereof and that Tenant will perform and observe each and every covenant, agreement, term and condition in the Lease, as amended herein, to be performed or observed by Tenant during the Lease Term (as extended hereunder, including the Renewal Term if applicable) and until time for performance of all provisions thereof shall have lapsed, whether during the Lease Term (as extended hereunder, including the Renewal Term if applicable) or thereafter. All references in the Guaranty to the “Lease” shall be construed to include this Amendment and all references in the Guaranty to the “Lease Term” shall be construed to include the Amended Lease Term and, if applicable, the Renewal Term.

GUARANTOR:
IBERDROLA USA, INC.

/s/ Robert Fitzgerald	By:	/s/ Jose Maria Torres
Robert Fitzgerald		Printed Name: Jose Maria Torres
Its: CFO

	By:	/s/ Robert Kump
Printed Name: Robert Kump
Its: CEO